UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2014

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400 New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, the Board of Directors of Intervest Bancshares Corporation (the “Company”), upon recommendation of its Compensation Committee, granted awards of restricted common stock and common stock appreciation rights under the Company’s shareholder-approved 2013 Equity Incentive Plan (the “Equity Incentive Plan”) to the Company’s executive officers.

On January 23, 2014, restricted stock awards in the amount of 2,400 shares of the Company’s common stock were awarded to each of the following: Lowell Dansker, Chairman and Chief Executive Officer; John Arvonio, Chief Financial Officer; Keith Olsen, President of Intervest National Bank; Stephen Helman, Vice President; and Robert Tonne, Vice President of Intervest National Bank. The grant date fair value for each award was $7.65. The awards vest in three installments, with one third vesting on each of the first, second and third anniversary of grant, subject to the executive’s continued employment with the Company and subject to accelerated vesting upon the death or disability of the executive or upon a change in control of the Company. The Form of Restricted Stock Award Agreement governing the above awards is attached hereto as Exhibit 10.1.

On January 23, 2014, cash settled Stock Appreciation Rights (“SARs”) were also awarded to the executive officers of the Company. The SARs were likewise granted under the Equity Incentive Plan. Specifically, Lowell Dansker, Keith Olsen, Stephen Helman, John Arvonio and Robert Tonne were granted SARs for 27,600 shares, 17,600 shares, 12,600 shares, 12,600 shares and 7,600 shares, respectively. The SARs have an exercise price of $7.65 per share, a term of 5 years from the date of grant and vest in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued service to the Company. The SARs are exercisable for thirty (30) days after the holder terminates service to the Company, unless such termination is due to the holder’s death or disability, in which case the SARs are exercisable for one year after termination. The SARs are subject to accelerated vesting upon the death or disability of the holder or upon a change in control of the Company. The Form of Stock Appreciation Right Award Agreement governing the above awards is attached hereto as Exhibit 10.2.

On January 23, 2014, the Compensation Committee also approved restricted stock awards to the non-employee directors of the Company. Each of the non-employee directors received an award of 10,000 shares of restricted stock, and the grant date fair value for each award was $7.65. The restricted stock awards also vest in three equal installments on the first, second and third anniversaries of the grant date, subject to the director’s continuing service as a director of the Company and subject to accelerated vesting upon the death or disability of the director or upon a change in control of the Company. The Form of Restricted Stock Award Agreement governing these awards is the same as Exhibit 10.1 attached hereto.

The grants of restricted stock awards and stock appreciation rights are subject to other terms and conditions of the Equity Incentive Plan and to the terms of the Company’s Restricted Stock Award and Stock Appreciation Rights Agreements.

On January 23, 2014, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, also approved increases in the annual salaries of certain of the Company’s executive officers as follows:

Name and Title	Prior Salary	New Salary
Keith A. Olsen
President, Intervest National Bank	$570,000	$620,000

Stephen A. Helman
Vice President	$285,000	$300,000

John J. Arvonio
Chief Financial Officer	$275,000	$290,000

Robert F. Tonne
VP-Credit Officer Intervest National Bank	$195,000	$205,000

The increases are effective retroactive to January 1, 2014.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement

10.2	Form of Stock Appreciation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: January 27, 2014	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: January 27, 2014	By:	/s/ John J. Arvonio
Chief Financial and Accounting Officer
(Principal Financial Officer)